Exhibit 10.2

Sponsor SUPPORT Agreement

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made as of November 16, 2022, by and between Supraeon Investments Limited, a private company limited by shares organized and existing under the Laws of the Republic of Cyprus (the “Company”), Sagaliam Acquisition Corp., a Delaware corporation (“Sagaliam”) and Sagaliam Sponsor LLC, a Delaware limited liability company (“Sponsor”). The Company, Sagaliam and Sponsor are each sometimes referred to in this Agreement as a “Party,” and collectively as the “Parties.” Capitalized terms used and not defined herein have the respective meanings ascribed to them in the BCA (as defined below).

WHEREAS, Allenby Montefiore Limited, a private company limited by shares organized and existing under the Laws of the Republic of Cyprus (“PubCo”), Sagaliam, the Company, AEC Merger Sub Corp., a Delaware corporation (“PubCo Merger Sub”), and GLD Partners, LP, a Delaware limited partnership (“Seller”) are parties to that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement (the “BCA”), pursuant to which, among other things, the Company will be contributed to PubCo (the “Share Exchange”), Sagaliam will contribute every eight (8) outstanding Sagaliam Rights to PubCo (the “Contribution”) and PubCo Merger Sub will merge with and into Sagaliam, with Sagaliam continuing as the surviving corporation and becoming thereby a wholly-owned subsidiary of PubCo (the “Merger”);

WHEREAS, as of the date hereof, Sponsor is the record or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of (a) 400,000 Class A Common Stock, $0.0001 par value of Sagaliam (“Sagaliam Class A Common Stock”) and (b) 2,450,000 Class B Common Stock, $0.0001 par value of Sagaliam (“Sagaliam Class B Common Stock” and, together with Sagaliam Class A Common Stock, the “Sponsor Shares”); and

WHEREAS, as an inducement to and in consideration of the Company’s willingness to enter into the BCA, and having reviewed the BCA and the terms of the Share Exchange, the Contribution and the Merger, Sponsor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

Section 1. Sponsor Support Agreements.

(a) During the period commencing on the date hereof and ending on the earlier of the Closing and the valid termination of the BCA pursuant to Article X thereof, Sponsor shall:

(i) not form a group to vote against any directors nominated by the Company, Seller and/or Sponsor;

(ii) appear (in person or by proxy) at any meeting of the stockholders of Sagaliam, however called (including any adjournment or postponement thereof) and cause all of the Sponsor Shares to be counted at any such meeting as present for purposes of calculating a quorum;

(iii) take, or cause to be taken, all actions necessary or advisable to consummate and make effective the transactions contemplated by the BCA, including voting (or executing and delivering an action by written consent), or causing to be voted (or validly executed and delivered action by written consent with respect to), all of the Sponsor Shares (A) in favor of the approval and adoption of the BCA and the transactions contemplated by the BCA and all of the other proposals included in the proxy statement for the special meeting of stockholders of Sagaliam to approve the transactions contemplated by the BCA, (B) against any Sagaliam Acquisition Proposal, or any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization recapitalization, dissolution, liquidation or winding up of or by Sagaliam or Sponsor (other than the BCA and the transactions contemplated thereby), and (C) against any action, proposal, transaction, or agreement that could prevent, delay, adversely affect, impede, interfere with or prevent, the consummation of the Share Exchange, the Contribution, the Merger or any of the other transactions contemplated by the BCA or the Ancillary Agreements, the satisfaction of any conditions to Closing contained in the BCA or any provision of this Agreement;

(iv) comply with and fully perform in all material respects all of its obligations, covenants and agreements under the A&R Letter Agreement (including, without limitation, the obligations of Sponsor pursuant to Section 1 therein);

(v) not modify or amend, without the consent of the Company, any Contract between or among Sponsor and any Affiliate of Sponsor (other than Sagaliam), on the one hand, and Sagaliam, on the other hand, including, without limitation, the A&R Letter Agreement;

(vi) not elect to exercise, assert or demand any Redemption Rights in regards to the Sagaliam Common Stock, or otherwise redeem, or participate in any redemption of, any of its shares of Sagaliam Common Stock in connection with the transactions contemplated by the BCA (whether by tendering or submitting any of its shares of Sagaliam Common Stock for redemption or otherwise); and

(vii) not commit or agree to take any action inconsistent with any of the foregoing.

(b) Any equity securities of Sagaliam that Sponsor acquires after the date of this Agreement, including by reason of any stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, recapitalization, reclassification, combination, exchange of shares, or other similar transaction, shall be deemed to be Sponsor Shares for purposes of this Agreement and shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Sponsor Shares on the date of this Agreement.

(c) Sponsor acknowledges receipt and review of a copy of the BCA.

Section 2. Representations and Warranties of Sponsor. Sponsor represents and warrants to the Company as follows:

(a) Organization and Authorization. Sponsor is validly existing and in good standing under the Laws of its jurisdiction of organization. Sponsor has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated by this Agreement have been validly authorized by all necessary action by Sponsor and, if applicable, the holders of its equity securities. Sponsor has validly executed and delivered this Agreement. This Agreement constitutes a legal, valid, and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to the Remedies Exceptions.

(b) Ownership of Sponsor Shares. Sponsor owns, beneficially and of record, and has good and valid title to the Sponsor Shares, free and clear of any Lien (other than restrictions on transfer imposed under applicable securities Laws). Other than the Sponsor Shares, Sponsor does not own any equity securities of Sagaliam Common Stock that provide Sponsor with any voting rights. Sponsor agrees that any shares of Sagaliam Common Stock acquired after the date hereof shall be deemed Sponsor Shares for all purposes of this Agreement, and subject to the terms of this Agreement, including the voting provisions contained in Section 1. There are no outstanding options, warrants, rights, calls, convertible securities, or other Contracts obligating Sponsor to transfer or sell or redeem any equity securities of Sagaliam, including the Sponsor Shares. Except for this Agreement, there are no voting trusts, shareholder agreements, proxies, or other Contracts or understandings in effect to which Sponsor is a party with respect to the voting or transfer of any of the Sponsor Shares.

(c) Governmental Consents; No Conflicts.

(i) The execution, delivery, and performance by Sponsor of this Agreement, and the consummation by Sponsor of the transactions contemplated by this Agreement, do not and will not require any consent of or with any Governmental Authority, other than (x) any consent the failure of which to be obtained would not prevent or delay the consummation by Sponsor of the transactions contemplated by this Agreement and (y) any consent that is required as a result of any facts or circumstances relating solely to the Company or any of its affiliates (the term affiliates as used herein has the meaning given to it in the BCA).

(ii) The execution, delivery, and performance by Sponsor of this Agreement, and the consummation by Sponsor of the transactions contemplated by this Agreement, do not and will not violate, conflict with, result in a breach, cancellation, or termination of, constitute a default under, result in the creation of any Lien on any of the Sponsor Shares under, or result in a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under (A) any Law or order applicable to or binding on Sponsor or any of Sponsor’s properties or assets, including the Sponsor Shares, (B) any Contract to which Sponsor is a party or by which Sponsor or any of Sponsor’s properties or assets, including the Sponsor Shares, is bound, (C) any Permit held by Sponsor, or (D) any of the organizational documents of Sponsor, except, in the case of each of clauses (A), (B) and (C), where such violation, conflict, breach, cancellation, termination, or default would not, individually or in the aggregate, prevent or delay the consummation by Sponsor of the transactions contemplated by this Agreement.

(d) Proceedings. There are no actions, proceedings or investigations pending or, to Sponsor’s knowledge, threatened by or against Sponsor or any of its affiliates with respect to this Agreement or the transactions contemplated by this Agreement or that, if determined adversely to Sponsor, would prevent or delay the consummation by Sponsor of the transactions contemplated by this Agreement.

(e) Informed Consent; Reliance. Sponsor has received and reviewed the BCA and this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands, accepts, and agrees to comply with all of the provisions of this Agreement. Sponsor acknowledges that each of the Company, PubCo and PubCo Merger Sub are entering into the BCA in reliance upon Sponsor’s execution, delivery, and performance of this Agreement.

Section 3. Additional Agreements Relating to BCA and the Merger.

(a) Restrictions Regarding the Sponsor Shares. From the date of this Agreement until the Merger Effective Time, without the prior written consent of the Company, Sponsor shall not, directly or indirectly, (i) offer to sell, sell, assign, transfer (including by operation of law), or otherwise dispose of, or incur any Lien on, any of the Sponsor Shares, (ii) deposit any of the Sponsor Shares into a voting trust, enter into any voting agreement, shareholder agreement, or other Contract or understanding with respect to any of the Sponsor Shares, or grant any proxy or power of attorney with respect thereto, (iii) enter into any Contract, option, or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law), or other disposition of, transfer of any interest in, or the voting of any of the Sponsor Shares, or (iv) agree to do, approve, or authorize any of the foregoing.

(b) Ordinary Working Capital Expenses. During the period commencing on the date hereof and ending on the earlier of the Closing and the valid termination of the BCA pursuant to Article X thereof, Sponsor and its affiliates shall fund the ordinary working capital expenses of Sagaliam.

(c) Waiver of Dissenters’ Rights. Sponsor hereby waives, and agrees not to assert or perfect (and agrees to cause not to be asserted and perfected), any appraisal or dissenters’ rights with respect to any of the Sponsor Shares in connection with the Merger.

(d) Publicity. Sponsor will not make any press release or other public disclosure or announcement related to or regarding this Agreement, the BCA or the transactions contemplated in the BCA, its or their contents, or the transactions contemplated by this Agreement or the BCA without the written consent of the Company, in any case, as to the form, content, and timing and manner of distribution or publication of such press release or other public disclosure. Except as may otherwise be required by Law, including any court order or legal process, or the rules of a national securities exchange, Sponsor shall hold confidential the terms and provisions of this Agreement, the BCA and the terms of the transactions contemplated by this Agreement and the BCA until such information is otherwise publicly disclosed without a breach by Sponsor of the terms of this Section 3(d).

(e) Waiver of Anti-Dilution Protection. Sponsor hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights to adjustment of the conversion ration with respect to the shares of Sagaliam Class B Common Stock owned by Sponsor set forth in the organizational documents of Sponsor or any other anti-dilution or similar protection with respect to the shares of Sagaliam Class B Common Stock owned by Sponsor in connection with the transactions contemplated by the BCA (including the Merger).

Section 4. Termination. This Agreement will automatically terminate if the BCA is terminated for any reason in accordance with its terms; provided, however, that (a) Section 3(d), this Section 4, Section 5, Section 6 and Section 7 will survive such termination and (b) no such termination shall relieve Sponsor from liability for any fraud, intentional misrepresentation, or intentional or willful breach of this Agreement by Sponsor prior to such termination.

Section 5. Remedies. Sponsor acknowledges that (a) money damages may be an insufficient remedy for any actual or threatened breach of this Agreement by Sponsor, (b) any such breach may cause the Company irreparable harm, and (c) in addition to any other remedies available at law or in equity, the Company will be entitled to seek equitable relief by way of injunction, specific performance, or otherwise, without posting any bond or other undertaking, for any actual or threatened breach of this Agreement by Sponsor.

Section 6. Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Merger Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Sagaliam on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against Sagaliam or any other person (a) for legal relief against monies or other assets of Sagaliam held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions or (b) for damages for breach of this Agreement against Sagaliam (or any successor entity) in the event this Agreement is terminated for any reason and Sagaliam consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, Sagaliam shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event Sagaliam prevails in such action or proceeding.

Section 7. Miscellaneous.

(a) Further Assurances. Upon the request of the Company, Sponsor shall execute and deliver such further documents and other instruments as may be reasonably requested by the Company in order to evidence and effectuate the transactions contemplated by this Agreement.

(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Sponsor, to:

Sagaliam Sponsor LLC

1800 Avenue of the Stars, Suite 1475

Los Angeles, California 90067

Attention: Barry Kostiner

Email: barrykostiner@legacyea.com

with a copy (which will not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Esther Chang

Email: echang@mayerbrown.com

and

Mayer Brown LLP

16th – 19th Floors, Prince’s Building

10 Chater Road, Central

Hong Kong

Attention: Thomas Kollar

Email: thomas.kollar@mayerbrown.com

If to the Company, to:

Arabian Entertainment Company Limited

Jeddah Street, PO Box 51994

Jeddah 21553, Saudi Arabia

Attention: Kamran Khan, Chief Operating Officer

Email: kamrank@tarfeehksa.com

with a copy (which will not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, Georgia 30309

Attention: Keith M. Townsend

Email: ktownsend@kslaw.com

If to Sagaliam, to:

Sagaliam Acquisition Corp.

1800 Avenue of the Stars, Suite 1475

Los Angeles, California 90067

Attention: Barry Kostiner; Thomas W. Neukranz

Email: bkostiner@fintecham.com; tneukranz@gldlp.com

with a copy (which will not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Esther Chang

Email: echang@mayerbrown.com

and

Mayer Brown LLP

16th – 19th Floors, Prince’s Building

10 Chater Road, Central

Hong Kong

Attention: Thomas Kollar

Email: thomas.kollar@mayerbrown.com

(c) Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Section 7.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

(e) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties.

(f) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7(h).

(i) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(l) Amendments. This Agreement may be amended in writing by the Parties at any time prior to the Merger Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

(m) Waiver. At any time prior to the Merger Effective Time, (a) Sagaliam may (i) extend the time for the performance of any obligation or other act of Seller, (ii) waive any inaccuracy in the representations and warranties of Seller contained herein or in any document delivered by Seller pursuant hereto, and (iii) waive compliance with any agreement of Seller or any condition to its own obligations contained herein and (b) the Seller may (i) extend the time for the performance of any obligation or other act of Sagaliam, (ii) waive any inaccuracy in the representations and warranties of Sagaliam contained herein or in any document delivered by Sagaliam pursuant hereto, and (iii) waive compliance with any agreement of Sagaliam or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

SUPRAEON INVESTMENTS LTD

By:	/s/ Brett Rosen
Name:	Brett Rosen
Title:	Director

[Signature page to Sponsor Support Agreement]

SAGALIAM SPONSOR LLC

By:	GLD Sponsor Member, LLC, a Delaware limited liability company and its Managing Member

By:	/s/ Barry Kostiner
Name:	Barry Kostiner
Title:	Member

SAGALIAM ACQUISITION CORP.

By:	/s/ Barry Kostiner
Name:	Barry Kostiner
Title:	Chief Executive Officer

[Signature page to Sponsor Support Agreement]